Exhibit 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 1994, included in this Annual Report on Form 11-K for the year ended December 31, 1993 of The Cincinnati Gas & Electric Company Deferred Compensation and Investment Plan, into its previously filed Registration Statement No. 33-45134.







                                  ARTHUR ANDERSEN & CO.




Cincinnati, Ohio,
June 28, 1994